                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



                                    FORM 8-K

                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the

                        Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): September 21, 1999


                                 Voxware, Inc.

             (Exact name of registrant as specified in its charter)


   Delaware                       0-021403                 36-3934824
-----------------             ----------------         -------------------
(State or other               (Commission File         (IRS Employer
jurisdiction of               Number)                  Identification No.)
incorporation)


305 College Road East, Princeton, New Jersey              08540
--------------------------------------------           ----------
(Address of principal executive offices)               (Zip Code)



       Registrant's telephone number, including area code: (609) 514-4100
                                                           --------------


                                 Not Applicable

         (Former name or former address, if changed since last report.)

Item 2.  Acquisition or Disposition of Assets.
---------------------------------------------

     On September 21, 1999, Voxware, Inc. (the "Company" or "Voxware") sold to Ascend Communications, Inc.(a subsidiary of Lucent Technologies, Inc.) substantially all of the assets of Voxware's speech coding business pursuant to an agreement, dated February 4, 1999, as amended (the "Sale Agreement"). The assets sold to Ascend include patents, patent applications, unfiled patent applications, inventions, trademark registrations and applications, common law trademarks, third party software and license rights, personal computers and monitors, network equipment and studio recording equipment. In addition, the liabilities assigned to, and assumed by, Ascend are all of Voxware's obligations under the contracts and registrations sold to Ascend that arise and are to be performed after the closing of the sale, and tax obligations relating to the transfer of the assets.

     In consideration of the sale of assets to Ascend, Ascend agreed to pay $5,100,000 in cash and to assume the liabilities described above. The purchase price was paid or is payable in the following manner: (1) $204,000 was paid on January 13, 1999, (2) $4,146,000 was paid at the closing on September 21, 1999 and (3) $750,000 is being held in an escrow account until March 21, 2001 (18 months from the closing date), as a reserve for any amounts that Voxware may have to pay to Ascend pursuant to the indemnification provisions in the Sale Agreement.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.
---------------------------------------------------------------------------

(a)  Financial Statements of Business Acquired.

     Not applicable

(b)  Pro Forma Financial Information.

     Voxware's unaudited pro forma condensed combined statements of operations for the year ended June 30, 1999 and unaudited pro forma condensed combined balance sheet as of June 30, 1999, reflecting Voxware's acquisition of substantially all of the assets of Verbex and Voxware's sale of substantially all of its speech coding assets to Ascend are included herein.

(c)  Exhibits.
     --------

      2.1 Asset Purchase Agreement, dated February 4, 1999, by and between Ascend Communications, Inc. and Voxware, Inc., as amended*

_______________

* Filed as an exhibit to the Company's Definitive Proxy Statement on Schedule 14A, dated August 12, 1999.

ITEM 7.  UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Basis of Presentation

  On February 18, 1999, Voxware completed the acquisition of substantially all of the assets of Verbex for approximately $5,200,000 in cash, of which $400,000 was placed in escrow for a period of at least six months from the closing date and would not be paid to Verbex to the extent that the purchase price paid to Verbex would be adjusted downward pursuant to a net asset value calculation set forth in the agreement with Verbex. We expect that the purchase price adjustment will approximate $250,000 and be paid from escrow in October 1999. The Verbex transaction has been accounted for as a purchase by Voxware pursuant to Accounting Principles Board Opinion No. 16 "Business Combinations" ("APB 16"). The presentation below also reflects the effect of the sale of substantially all of the assets relating to Voxware's digital speech coding business to Ascend for aggregate cash consideration of $5,100,000, of which $750,000 was placed in escrow for a period of 18 months to secure Voxware's indemnification obligations under the agreement to sell the assets with Ascend. On September 21, 1999, the Ascend transaction was approved by Voxware's Stockholders, and the transaction was closed.

  The following unaudited pro forma condensed combined financial information combines the historical statements of operations of Voxware with the historical statements of operations of Verbex after giving effect to the Verbex transaction and the sale to Ascend, as if the Verbex transaction and the sale to Ascend had each occurred on July 1, 1998, and the historical balance sheet of Voxware as if the sale to Ascend had occurred on June 30, 1999.

  The pro forma amounts below are presented for informational purposes only. These pro forma amounts are not necessarily indicative of the results of operations of the combined Voxware-Verbex company that would have actually occurred had the Verbex transaction and the sale to Ascend been consummated as of July 1, 1998 or of the financial condition of the combined Voxware-Verbex company had the sale to Ascend been consummated as of June 30, 1999, or of the future results of operations or financial condition of the combined Voxware-Verbex company.

  The unaudited pro forma condensed combined statements of operations and the unaudited pro forma condensed combined balance sheet do not reflect:

  . any cost savings Voxware expects to achieve as a result of the Verbex transaction, in particular the elimination of costs associated with administrative activities and facilities; or

  . any cost savings that Voxware expects to achieve as a result of the sale to Ascend, in particular those expenses associated with Voxware's digital speech coding business purchased by Ascend, and the costs associated with the research, development, sales and marketing expenses associated with Voxware's digital speech coding business purchased by Ascend.

  We will continue to have revenue from existing licensees of our speech coding technology in the multimedia and consumer devices markets after the sale to Ascend, in the form of periodic license renewal fees, royalties and service fees. With the consent of Ascend, we may also license our speech coding technologies after the sale for uses that are not competitive with Ascend. Although we do not have any agreements or arrangements with Ascend relating to any general or specific guidelines for obtaining Ascend's consent, we believe that Ascend will consent to our licensing the speech coding technologies in the multimedia and consumer devices markets. We do not believe that we will have any revenues from new licensees in the IP telephony market. Accordingly, we have eliminated from the accompanying pro forma financial statements the revenues and related cost of revenues generated from the Internet Protocol ("IP") telephony market. Voxware historically has not separated or eliminated the operating expenses associated with the technologies sold to Ascend because Voxware did not dedicate employees or resources exclusively to the IP telephony market or its other target markets. For example, each of Voxware's engineers, at various times, generally researched and developed technologies that were used in each of the multimedia, consumer devices and IP telephony markets; Voxware did not organize its research, development, sales or marketing teams to specifically service and support technologies for its individual target markets. Rather, Voxware's employees and other resources were commingled among its various target markets. As such, there are no operating expenses whose elimination is directly attributable to the transaction.

  Our revenue from licensing speech coding technologies and audio compression technologies has been decreasing over the last two years. Therefore, we expect that, even if Ascend is willing to give its consent, our new licensing activity relating to the speech coding technologies will decrease significantly after the sale. Further, over time, as we focus on the Verbex business, we expect that revenues from licenses of speech coding technologies will become a less significant part of our revenues. Therefore, the following unaudited pro forma condensed combined statements of operations may not be indicative of our future results of operations.

 There can be no assurance that Voxware will realize any cost savings from the Verbex transaction or the sale to Ascend.

                                 Voxware, Inc.
         Unaudited Pro Forma Condensed Combined Statement of Operations
                       For the Year Ended June 30, 1999
                (In thousands, except share and per share data)

                                            Pro Forma             Pro Forma
                          Historical(1)    Adjustments           Adjustments
                          ---------------  -----------           -----------
                                            Purchase               Sale to    Pro Forma
                          Voxware  Verbex  from Verbex Subtotal    Ascend     Combined
                          -------  ------  ----------- --------  -----------  ---------
Revenues:
  Product revenues:
    License fees........  $   705  $  --      $ --     $   705      $(100) 4c  $   605
    Royalties and
     recurring
     revenues...........      511     --        --         511         (3) 4c      508
    Net product sales...      791   1,630       --       2,421        --         2,421
                          -------  ------     -----    -------      -----      -------
      Total product
       revenues.........    2,007   1,630       --       3,637       (103)       3,534
Service revenues........      879     214       --       1,093       (298) 4c      795
                          -------  ------     -----    -------      -----      -------
    Total revenues......    2,886   1,844       --       4,730       (401)       4,329
    Total cost of
     revenues...........      971     602       --       1,573       (255) 4c    1,318
                          -------  ------     -----    -------      -----      -------
      Gross profit......    1,915   1,242       --       3,157       (146)       3,011
                          -------  ------     -----    -------      -----      -------
Operating expenses:
  Research and
   development..........    2,058     641       --       2,699        --         2,699
  Sales and marketing...    2,513     599       --       3,112        --         3,112
  General and
   administrative.......    1,691     286       --       1,977        --         1,977
  Amortization of
   purchased
   intangibles..........      478     --        844 4a   1,322        --         1,322
                          -------  ------     -----    -------      -----      -------
    Total operating
     expenses...........    6,740   1,526       844      9,110        --         9,110
                          -------  ------     -----    -------      -----      -------
    Operating loss......   (4,825)   (284)     (844)    (5,953)      (146)      (6,099)
Interest income
 (expense), net.........      539    (264)      268 4b     543        --           543
                          -------  ------     -----    -------      -----      -------
Net loss................  $(4,286) $ (548)    $(576)   $(5,410)     $(146)     $(5,556)
                          =======  ======     =====    =======      =====      =======
Basic and diluted net
 loss per common share..  $ (0.32)                                             $ (0.42)
                          =======                                              =======
Weighted average number
 of common shares
 outstanding............   13,209                                               13,209
                          =======                                              =======

--------
(1) Verbex historical information is for the period July 1, 1998 through February 18, 1999, the date of Voxware's acquisition of substantially all of the assets of Verbex. All activity for the Verbex business after February 18, 1999 is included in the Voxware column.

                                 Voxware, Inc.
              Unaudited Pro Forma Condensed Combined Balance Sheet
                              As of June 30, 1999
                                 (In thousands)

                                                         Pro Forma
                                             Historical Adjustments
                                             ---------- -----------
                                                          Sale to      Pro Forma
                                              Voxware     Ascend       Combined
                                             ---------- -----------    ---------
                   ASSETS
Current assets:
  Cash and cash equivalents.................  $  2,438   $  4,350  4c  $  6,788
  Short-term investments....................     2,008        --          2,008
  Accounts receivable, net..................       989        --            989
  Inventory, net............................       249        --            249
  Prepaid expenses and other current
   assets...................................       778       (325) 4c       453
  Restricted cash...........................       604       (204) 4c       400
                                              --------   --------      --------
    Total current assets....................     7,066      3,821        10,887
Property and equipment, net.................       395        (25) 4c       370
Intangibles.................................     4,680        --          4,680
Other assets, net...........................       451        --            451
                                              --------   --------      --------
                                              $ 12,592   $  3,796      $ 16,388
                                              ========   ========      ========
              LIABILITIES AND
            STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable and accrued expenses.....  $  2,089   $     96  4c  $  2,185
  Deferred revenues.........................       531        --            531
                                              --------   --------      --------
    Total current liabilities...............     2,620         96         2,716
                                              --------   --------      --------
Deferred rent...............................       263        --            263
Commitments and contingencies
Stockholders' equity:
  Preferred stock...........................       --         --            --
  Common stock..............................        13        --             13
  Deferred compensation.....................       --         --            --
  Additional paid-in capital................    29,995        --         29,995
  Unrealized gain on available-for-sale
   securities...............................         4        --              4
  Accumulated deficit.......................   (20,303)     3,700 4c    (16,603)
                                              --------   --------      --------
    Total stockholders' equity..............     9,709      3,700        13,409
                                              --------   --------      --------
                                              $ 12,592   $  3,796      $ 16,388
                                              ========   ========      ========

               NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION

1. SIGNIFICANT ACCOUNTING POLICIES

  There were no material differences in the Voxware and Verbex (the "Companies") significant accounting policies, and therefore, no consideration has been given to conforming the Companies' significant accounting policies in this pro forma presentation. For further information on the Companies' significant accounting policies, see the notes to the financial statements included in Voxware, Inc's 10-K filed on September 28, 1999.

2. PURCHASE PRICE AND SALES PRICE

  Under the terms of the sale to Ascend, Voxware sold substantially all of the assets relating to its speech coding business to Ascend for aggregate cash consideration of $5,100,000, of which $750,000 was placed in escrow for a period of 18 months to secure Voxware's indemnification obligations under the agreement with Ascend.

  Under the terms of the Verbex transaction, Voxware paid $4,800,000 cash on the date of the closing (February 18, 1999) and placed in escrow $400,000 (the "Escrowed Price") for a period of at least six months from the date of the closing. Voxware used hindsight six months from closing to determine which assets and liabilities were realized, and accordingly, the purchase price adjustment totaled $302,000. We expect the purchase price adjustment to be paid from Escrow in October 1999. The remaining $98,000 will revert to Voxware.

3. LOSS PER COMMON SHARE

  The combined Voxware-Verbex company has presented its loss per common share for the year ended June 30, 1999 pursuant to Statement of Financial Accounting Standards (SFAS) No. 128 "Earnings per Share" and the Securities and Exchange Commission Staff Accounting Bulletin No. 98.

  Basic loss per common share was computed by dividing net loss applicable to common stockholders by the weighted average number of shares of common stock outstanding during the year ended June 30, 1999. Diluted loss per common share has not been presented, since the impact on loss per share using the treasury stock method is anti-dilutive due to Voxware's losses.

4. PRO FORMA ADJUSTMENTS

  (a) The approximate purchase price for the acquisition of Verbex was $5,400,000, which was comprised of the cash payment of $4,800,000 on the closing date, an estimated purchase price adjustment of $250,000 which we expect to pay in October 1999 and transaction costs of approximately $350,000. The application of the purchase method of accounting for the Verbex acquisition resulted in approximately $5,138,000 in excess of purchase price over net tangible assets acquired. The purchase price was allocated among the following items: capitalized software and underlying intellectual property rights, value added reseller agreements and relationships, customer lists and engineering workforce, and goodwill. These intangibles are being amortized over 4 years which represents the estimated economic life of these assets. The Unaudited Pro Forma Condensed Combined Statements of Operations reflect the amortization of intangibles totaling $1,322,000 for the year ended June 30, 1999.

  (b) The Unaudited Pro Forma Condensed Combined Financial Statements also reflect a reduction of interest expense related to Verbex's notes payable to stockholders, which Voxware did not assume as a result of the Verbex transaction.

  (c) The Unaudited Pro Forma Condensed Combined Balance Sheet gives effect to the sale of substantially all of the assets relating to Voxware's speech coding business to Ascend. The Unaudited Pro Forma Condensed Combined Balance Sheet reflects the receipt of $4,146,000 in cash from Ascend upon closing of the transaction in September 1999, and the reclassification from restricted cash to cash and cash equivalents of $204,000 previously paid to Voxware by Ascend. The Unaudited Pro Forma Condensed Combined Balance Sheet also reflects the reversal of $325,000 in deferred costs previously paid in relation to the Ascend transaction, accrued transaction costs totaling $300,000, partially offset by the reversal of the $204,000 previously paid by Ascend that is included in accrued liabilities as of June 30, 1999, property and equipment transferred to Ascend totaling $25,000, and a gain on the sale to Ascend totaling $3,700,000. The sale to Ascend does not include our rights and obligations under our existing license agreements. As part of the sale, we will receive a license from Ascend to use the speech coding technologies necessary to service those existing licensees. With the consent of Ascend, we may also license the speech coding technologies to new licensees for uses that are not competitive with Ascend. While we will continue to have revenue from existing and possibly new licensees of our speech coding technology in the multimedia and consumer devices markets after the sale to Ascend, we will not have any revenues from new licensees in the IP telephony market. Accordingly, we have eliminated from the accompanying pro forma financial statements the revenues and related cost of revenues generated from the IP telephony market.

  The Unaudited Pro Forma Condensed Combined Statements of Operations for the year ended June 30, 1999 reflect the elimination of revenues derived from, and cost of revenues associated with, the licensing and sale of technology for use in the IP telephony market. No operating expenses have been eliminated from the pro forma statements of operations because Voxware does not separate its operating expenses by target market, nor does Voxware dedicate employees or resources exclusively to the IP telephony market or its other target markets. For example, each of Voxware's engineers, at various times, generally researched and developed technologies that were used in each of the multimedia, consumer devices and IP telephony markets; Voxware did not organize its research, development, sales or marketing teams to specifically service and support technologies for its individual target markets. Rather, Voxware's employees and other resources were commingled among employees and other resources. As such, there are no operating expenses whose elimination is directly attributable to the transaction.

  Voxware expects to record a gain on the sale to Ascend of approximately $3,700,000 in the year ending June 30, 2000, which gain has not been reflected in the Unaudited Pro Forma Condensed Combined Statements of Operations presented. Voxware may also record a gain of up to $750,000 upon receipt of the final payment from Ascend which will be held in escrow until 18 months following the closing to secure our indemnification obligations under the agreement with Ascend. The gain associated with the final $750,000 payment has not been reflected in the accompanying Unaudited Pro Forma Condensed Combined Financial Statements.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      VOXWARE, INC.



Date: October 5, 1999                 By: /s/ Nicholas Narlis
                                          --------------------------------------
                                          Nicholas Narlis, Vice President,
                                          Chief Financial Officer, Secretary
                                          and Treasurer

                               INDEX TO EXHIBITS


     Exhibit                                         Description
     -------                                         -----------

       2.1 Asset Purchase Agreement, dated February 4, 1999, by and between Ascend Communications, Inc. and Voxware, Inc., as amended*

_______________

* Filed as an exhibit to the Company's Definitive Proxy Statement on Schedule 14A, dated August 12, 1999.